UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8- K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2016

SNYDER’S-LANCE, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	0- 398 (Commission File Number)	56- 0292920 (IRS Employer Identification No.)
13515 Ballantyne Corporate Place Charlotte, North Carolina 28277 (Address of Principal Executive Offices) Registrant’s telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8- K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)
❑	Pre- commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
❑	Pre- commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2016, Snyder’s-Lance, Inc. (the “Company”) announced that it had appointed Alexander W. Pease as the Company’s Executive Vice President and Chief Financial Officer, succeeding Rick Puckett as principal financial officer, effective November 1, 2016. As previously reported, Mr. Puckett will continue in his current role as Chief Financial Officer until October 31, 2016, and will remain with the Company in a consulting role for a period of time.

Mr. Pease, age 45, served as a Partner at McKinsey & Co., a global consulting firm from June 2015 until October 2016, where he was a leader of their global corporate finance and business functions practice. From May 2011 until March 2015, he served as Senior Vice President and Chief Financial Officer of EnPro Industries, Inc., a company that designs, develops, manufactures and markets engineered industrial products. Mr. Pease joined EnPro Industries in February 2011 and served as Senior Vice President until his appointment as Chief Financial Officer. Prior to joining EnPro Industries in February 2011, Mr. Pease was a principal with McKinsey and Company, Inc., where he was a leader in the Global Energy and Materials and Operations practices. Prior to joining McKinsey, Mr. Pease spent six years in the United States Navy as a SEAL Platoon Commander.

Pursuant to his offer letter, Mr. Pease’s starting annual base salary will be $535,000 and he will be eligible for an annual performance review and merit increase beginning in January 2018. Mr. Pease is also eligible to participate in the Company’s annual incentive plan with a target of 75% of his base salary and eligible for the 2016 performance year on a pro-rated basis, which is guaranteed to be at least $100,000. In connection with his appointment, Mr. Pease will receive a special one-time sign on (i) cash payment of $100,000, which is payable within 30 days of his employment start date, (ii) cash payment of $450,000, which will be paid in June 2017, and (iii) equity award of restricted stock units and non-qualified stock options with a value of $300,000 in November 2016, which equity awards will be subject to the terms and conditions of the Snyder’s-Lance, Inc. 2016 Key Employee Incentive Plan (the “Plan”).

Mr. Pease’s offer letter further provides that his first annual equity award grant under the Plan will be in the first quarter of 2017 and will consist of restricted stock units, stock options and performance shares with a value of $700,000.

Mr. Pease is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

The Company’s press release, dated September 23, 2016, announcing the appointment of Mr. Pease as the Company’s Chief Financial Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Report is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by the Company, dated September 23, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER’S- LANCE, INC.

Date: September 23, 2016

	By:	/s/ Gail Sharps Myers
Gail Sharps Myers
Senior Vice President, General Counsel and
Secretary